UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 27, 2020

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Changes to Executive Compensation Program
On March 27, 2020, as part of the efforts by Invacare Corporation (the “Company”) to mitigate the financial and operational impacts of COVID-19, the named executive officers in the Company’s most recent proxy statement filed with the SEC have agreed to voluntarily defer payment of (i) 20% of their respective base salaries beginning April 1, 2020, (ii) 100% of their respective annual cash bonuses earned in 2019, and (iii) any salary increase in 2020. Each of these deferrals is expected to be in effect for at least six months, at which time the Company will determine whether it is reasonable to pay such deferred amounts.
CEO Employment Agreement
On March 27, 2020, Invacare Corporation (the “Company”) entered into a new employment agreement (the “Renewed Employment Agreement”) with Matthew E. Monaghan, pursuant to which Mr. Monaghan will continue to serve as the Company’s President and Chief Executive Officer. The Renewed Employment Agreement supersedes and replaces the original employment agreement between the Company and Mr. Monaghan, which was to expire on March 31, 2020. Mr. Monaghan also will continue to serve as the Chairman of the Board of the Company, however his service as Chairman is not subject to the terms of the Renewed Employment Agreement and may be changed by the Board of Directors at any time in the Board’s sole discretion.
In structuring Mr. Monaghan’s compensation arrangements under the Renewed Employment Agreement, the Company’s Compensation and Management Development Committee (the “Compensation Committee”) has sought to provide Mr. Monaghan with annual compensation targeted at the market median of the Company’s compensation peer group in light of his leadership of the Company’s business transformation, while retaining some flexibility for adjustment by the Compensation Committee.
The Renewed Employment Agreement has a term of approximately three years, from March 27, 2020 until May 31, 2023, and provides Mr. Monaghan with a base salary of $927,000 per year effective January 1, 2020, which may not be decreased during the term unless it is commensurate with, or less than, on a percentage basis, reductions in salaries involving all other executive officers. Mr. Monaghan has separately agreed to voluntarily defer a portion of his base salary during 2020 as described above under “Changes to Executive Compensation Program.” In addition, the Renewed Employment Agreement provides that Mr. Monaghan will:

•	continue to participate in the Company’s Executive Incentive Bonus Plan with an annual bonus target opportunity of 107.9% of his annual base salary;

•
continue to participate in the Company’s Long-Term Incentive Plan with an annual equity grant for 2020, granted on March 27, 2020, in an aggregate targeted amount of 489,309 Company common shares, structured as follows:

◦
70% of such consists of performance-based restricted shares scheduled to vest after a three-year performance period upon the achievement of predetermined business and financial goals established by the Compensation Committee, and

◦	the remaining 30% of such grant consists of service-based restricted shares scheduled to vest over three years in three equal annual installments; and

•
receive an additional equity incentive award (to induce him to enter into the Renewed Employment Agreement), granted on March 27, 2020, of 118,764 service-based restricted shares scheduled to vest over three years in three annual installments of 25% after each of the first two years and 50% after the third year.

Mr. Monaghan also continues to be eligible to participate on the same basis as other senior executive employees in the Company’s comprehensive benefits program, the Invacare Retirement Savings Plan and the Company’s Deferred Compensation Plus Plan. Mr. Monaghan also continues to participate in the Company’s CEO life insurance plan and executive health management program.
Under the Renewed Employment Agreement, in the event the Company were to terminate Mr. Monaghan’s employment without “cause” (as defined in the Renewed Employment Agreement) or if he resigns for “good reason” (as defined in the Renewed Employment Agreement), then, conditioned upon him signing a release of claims, he would be entitled to a severance benefit in an amount equal to 24 months of his base salary and, for the year in which his employment ceases, a pro-rated portion of his target bonus in effect at the time. Additionally, upon such termination, the Company would provide Mr. Monaghan with executive outplacement services and continue to reimburse Mr. Monaghan for his COBRA health insurance premiums during the first 12 months of his separation, or until he finds other employment, whichever comes first.
The foregoing description of the Renewed Employment Agreement is a summary and is qualified in its entirety by reference to the full text of the Renewed Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.
Mr. Monaghan’s existing change of control, indemnity and technical information and non-competition agreements with the Company remain in full force and effect and are unchanged by the Renewed Employment Agreement.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of March 27, 2020, by and between the Company and Matthew E. Monaghan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: March 27, 2020	By:	/s/ Anthony C. LaPlaca
Anthony C. LaPlaca
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of March 27, 2020, by and between the Company and Matthew E. Monaghan.